Exhibit 10.1

October 1, 2020

ION Acquisition Corp 1 Ltd.

89 Medinat Hayehudim Street

Herzliya 4676672, Israel

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between ION Acquisition Corp 1 Ltd., a Cayman Islands exempted company(the “Company”) and Cowen and Company, LLC, as the representative (the “Representative”) of the underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 25,875,000 of the Company’s units (including up to 3,375,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-fifth of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as described in the Prospectus (as defined below). The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of ION Holdings 1, LP (the “Sponsor”), acting by its sole general partner, ION Acquisition Corp GP Ltd., a company incorporated in the State of Israel, ION Co-Investment LLC, an affiliate of the Representative (“Cowen Investments” and, together with the Sponsor, the “Founders”), and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.	The Sponsor, Cowen Investments and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Ordinary Shares (as defined below) owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any Ordinary Shares owned by it, him or her in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Ordinary Shares owned by it, him or her in connection therewith.

2.	The Sponsor, Cowen Investments and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (as it may be amended from time to time, the “Charter”), the Sponsor, Cowen Investments and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ (as defined below) rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Sponsor, Cowen Investments and each Insider agrees to not propose any amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the required time period set forth in the Charter or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The Sponsor, Cowen Investments and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor, Cowen Investments and each Insider hereby further waives, with respect to any Ordinary Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (a) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination, or (b) a shareholder vote to approve an amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity or in the context of a tender offer made by the Company to purchase Offering Shares (although the Sponsor, Cowen Investments, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

3.	Without limiting Cowen Investments’ obligations under paragraph 7 hereof, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, Cowen Investments shall not sell, transfer, assign, pledge or hypothecate any of its Founder Shares or Private Placement Warrants (or the Class A Ordinary Shares underlying the Private Placement Warrants), or subject any of such securities to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities, except as provided in FINRA Rule 5110(g)(2), which such restrictions shall not be subject to release or waiver, with or without the consent of the Representative, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor, Cowen Investments and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, Ordinary Shares (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company may announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply to any transfer permitted under paragraph 7(c) hereof or if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.	In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party (other than the Company’s independent registered public accounting firm) or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5.	(a) To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 3,375,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), (x) the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 763,172 multiplied by a fraction, (i) the numerator of which is 3,375,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,375,000 and (y) Cowen Investments agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 80,578 multiplied by a fraction (i) the numerator of which is 3,375,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,375,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent an aggregate of 20.0% of the Company’s issued and outstanding Ordinary Shares after the Public Offering (not including Class A Ordinary Shares underlying the Warrants or the Private Placement Warrants (as defined below)). The Initial Shareholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell Units or effect a share repurchase or share capitalization, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the Initial Shareholders prior to the Public Offering at 20.0% of its issued and outstanding Ordinary Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 3,375,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of Offering Shares included in the Units issued in the Public Offering and (B) the references to 763,172 and 80,578 in the formula set forth in the first sentence of this paragraph shall be adjusted to, respectively, such number of Founder Shares that the Sponsor would have to return to the Company in order for the Sponsor and its permitted transferees to hold an aggregate of 18.12% of the Company’s issued and outstanding Ordinary Shares after the Public Offering (not including Class A Ordinary Shares underlying the Warrants or Private Placement Warrants) and such number of Founder Shares that Cowen Investments would have to return to the Company in order for Cowen Investments and its permitted transferees to hold an aggregate of 1.88% of the Company’s issued and outstanding Ordinary Shares after the Public Offering (not including Class A Ordinary Shares underlying the Warrants or Private Placement Warrants).

(b) If, in connection with the closing of a Business Combination, the Sponsor agrees to forfeit any Founder Shares or Private Placement Warrants (or any Class A Ordinary Shares underlying the Private Placement Warrants) to the Company at no cost or subject its Founder Shares or Private Placement Warrants (or any Class A Ordinary Shares underlying the Private Placement Warrants) to contractual terms or restrictions, convert its Founder Shares into other securities or contractual rights or otherwise modify the terms of its Founder Shares or Private Placement Warrants (each a “Sponsor Modification”), then Cowen Investments agrees to forfeit, subject, convert or modify its Founder Shares or Private Placement Warrants (or any Class A Ordinary Shares underlying the Private Placement Warrants) on a pro rata basis and on the same terms as the Sponsor, and hereby grants to the Company and any representative designated by the Company without further action by Cowen Investments a limited irrevocable power of attorney to effect such forfeiture or Sponsor Modification on behalf of Cowen Investments, which power of attorney shall be deemed to be coupled with an interest.

6.	The Sponsor, Cowen Investments and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor, Cowen Investments or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 9 as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.	(a) The Sponsor, Cowen Investments and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any Class A Ordinary Shares issuable upon conversion thereof), except to permitted transferees as described herein, until the earlier of (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to our initial Business Combination, the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, and (B) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor, Cowen Investments and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or any Class A Ordinary Shares underlying the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and the Class A Ordinary Shares underlying the Private Placement Warrants that are held by the Sponsor, Cowen Investments or any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members or partners of the Founders or their affiliates, any affiliates of the Founders, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the Cayman Islands or the Sponsor’s exempted limited partnership agreement upon termination and winding-up of the Sponsor; or (h) in the event of the Company’s liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

8.	The Sponsor, Cowen Investments and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor, Cowen Investments and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor, Cowen Investments and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.	Except as disclosed in the Prospectus, neither the Sponsor, Cowen Investments nor any officer or director of the Company, nor any affiliate of the Sponsor, Cowen Investments or any officer, or director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by the Sponsor; payment to the Sponsor for certain office space, utilities, administrative services and remote support services as may be reasonably required by the Company for a total of $10,000 per month; payment of customary fees to members of the board of directors of the Company for director service; payment to the Representative of its underwriting discount and the fee payable to the Representative pursuant to the Business Combination Marketing Agreement between the Company and the Representative; reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement warrants of the post- business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

10.	The Sponsor, Cowen Investments and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11.	As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Ordinary Shares” shall mean the Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”); (iii) “Founder Shares” shall mean the 6,468,750 Class B Ordinary Shares issued and outstanding (up to 843,750 of which are subject to complete or partial forfeiture if the over-allotment option is not exercised by the Underwriters); (iv) “Initial Shareholders” shall mean the Sponsor, Cowen Investments and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the 5,251,383 warrants (or 5,780,000 warrants if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase for an aggregate purchase price of $5,251,383 (or $5,780,000 if the over-allotment option is exercised in full) and the 1,248,617 warrants (or 1,395,000 if the over-allotment option is exercised in full) that Cowen Investments has agreed to purchase for an aggregate purchase price of $1,248,617 (or $1,395,000 if the over-allotment option is exercised in full) or $1.00 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.	The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

13.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, Cowen Investments and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees; provided, however, that the Underwriters shall benefit from the provisions set forth in paragraphs 3 and 7, which such paragraphs shall not be amended or modified without the written consent of the Representative.

16.	This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2020; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

ION HOLDINGS 1, LP

By its General Partner
ION ACQUISITION CORP GP LTD.

By:	/s/ Anthony Reich
	Name:	Anthony Reich
	Title:	Authorized Signatory

[Signature Page to Letter Agreement]

ION CO-INVESTMENT LLC

By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Signatory

[Signature Page to Letter Agreement]

/s/ Jonathan Kolber
Name: Jonathan Kolber

/s/ Gilad Shany
Name: Gilad Shany

/s/ Avrom Gilbert
Name: Avrom Gilbert

/s/ Anthony Reich
Name: Anthony Reich

/s/ Gabriel Seligsohn
Name: Gabriel Seligsohn

/s/ Rinat Gazit
Name: Rinat Gazit

/s/ Lior Shemesh
Name: Lior Shemesh

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

ION ACQUISITION CORP 1 LTD.

By:	/s/ Anthony Reich
	Name:	Anthony Reich
	Title:	Chief Financial Officer

[Signature Page to Letter Agreement]